Exhibit 99.3

DAVIDsTEA INC.

TO:      Autorité des marchés financiers

RE:       Report of Voting Results pursuant to section 11.3 of National Instrument 51‑102 –

Continuous Disclosure Obligations (“NI 51‑102”)

Following the annual meeting of shareholders of DAVIDsTEA Inc. (“DAVIDsTEA”) held on June 14, 2018, and in accordance with section 11.3 of NI 51‑102, we hereby advise you of the following voting results obtained at the meeting:

1.          Fixing the Number of Directors

A motion setting the number of directors to be elected at eight was adopted on a vote by show of hands.

2.          Election of Directors

A ballot was conducted with respect to the election of directors.  According to ballots cast, the seven persons nominated by Rainy Day Investments Ltd., namely Herschel Segal, M. William Cleman, Pat De Marco, CPA, CA, Emilia Di Raddo, CPA, CA, Max Ludwig Fischer, Ph.D., Peter Robinson and Roland Walton, as well as Joel Silver were elected as directors of DAVIDsTEA until the next annual meeting of shareholders or until their successors are elected or appointed or they otherwise cease to hold office, with the following results:

Name of Nominee	Votes For	% of Votes Cast
M. William Cleman	12,605,082	53.44
Roland Walton	12,603,559	53.43
Herschel Segal	12,475,950	52.89
Pat De Marco, CPA, CA	12,474,611	52.89
Peter Robinson	12,474,611	52.89
Max Ludwig Fisher, Ph. D.	12,473,711	52.88
Emilia Di Raddo, CPA, CA	12,362,022	52.41
Joel Silver	10,797,206	45.77
Kathleen C. Tierney	10,773,481	45.67
Steven J. Collins	10,676,678	45.26
Ben Gisz	10,676,446	45.26
Peter Cornetta	10,675,336	45.26
Gary O’Connor	10,660,445	45.19

3.          Appointment of Auditors

Ernst & Young LLP, Chartered Professional Accountants, were appointed as DAVIDsTEA’s auditors on a vote by show of hands.

Signed at Montreal, Québec, the 14th day of June, 2018.

DAVIDsTEA INC.

per:	(signed) Herschel Segal
Herschel Segal
Executive Chairman of the Board of Directors